Exhibit 19.1 CARIS LIFE SCIENCES, INC. INSIDER TRADING COMPLIANCE POLICY 1.0 Purpose Caris Life Sciences, Inc. (the “Company” or “Caris”) seeks to promote a culture that encourages ethical conduct and a commitment to compliance with the law. Therefore, we require our personnel to comply at all times with federal law and regulations governing insider trading. This policy (this “Policy”) sets forth procedures designed to promote compliance with these laws and regulations. 2.0 Scope You must comply with this policy if you are:  a director, officer, or employee;  an entity controlled by a director, officer, or employee (such as a corporation, limited liability company, other business entity, or a trust for which such person is a trustee); or  if designated by the Company, a contractor, consultant, advisor or other person that the Company has determined may have access to material non-public information about the Company. Individuals subject to this Policy are responsible for ensuring that family members who live in their household, other members of their household and family members who do not live with them but who are subject to their influence and control comply with this Policy. 3.0 Responsibilities Function Responsibilities Insiders  Follow policies and procedures as outlined in this Policy. General Counsel  Implement, interpret, review, and update this Policy as necessary and respond to any inquiries regarding this Policy. 4.0 References Reference Number Reference Title SOP-0001126 Caris Life Sciences Glossary 5.0 Definitions Terms Definition(s) Insider  A director, officer, or employee;  an entity controlled by a director, officer, or employee (such as a corporation, limited liability company, other business entity, or a trust for which such person is a trustee); or  if designated by the Company, a contractor, consultant, advisor or other person that the Company has determined may have access to material non-public information about the Company.

Terms Definition(s) Securities  Includes shares of stock, bonds, notes, debentures, options, warrants, equity and other convertible securities, as well as derivative instruments Purchase  Includes not only the actual purchase of a security, but also any contract to purchase or otherwise acquire a security Sale  Includes not only the actual sale of a security, but also any contract to sell or otherwise dispose of a security Material Information  Information that is likely to have a meaningful effect on the market price of a security, or that a reasonable investor would be substantially likely to consider important in making an investment decision (i.e., deciding whether to buy, sell, hold or vote securities). Important Note: It is not possible to fully define materiality, and materiality is often evaluated by regulators and courts after the fact with the benefit of hindsight. Depending on the circumstances, information about the following topics could be considered material:  unreported financial results  major collaborations or partnerships  financial forecasts  significant corporate developments or restructurings  business acquisitions, divestitures or joint ventures  clinical trial results, regulatory announcements or approvals  threatened or actual litigation or regulatory actions, investigations or compliance issues  new solutions or areas of research  corporate financings  major information security breaches or compromises  changes in executive management, auditors or the board of directors  significant business interruptions Nonpublic Information  Information that has not been broadly disseminated to the general public through official channels such as a press release or Securities and Exchange Commission filing, with sufficient time for investors to have been able to factor the information into the market price of the security Important Note: Information about a company is not “public” until it has been released or officially confirmed by that company. Market rumors, speculation, or other information attributed to unidentified sources, even if accurate or if appearing to affect stock prices, are not sufficient to consider such information “public.” Additionally, “public” information is information that can be accessed free of charge and

Policy Terms Definition(s) without confidentiality obligations, preferably in a written format. Generally, information that requires a payment or subscription to access is not considered “public” for purposes of the securities laws. 6.0 Appendices Appendix Title Appendix A Rule 10b5-1 Trading Plan Guidelines 7.0 Insiders 7.1 Certain additional restrictions apply to Insiders who are required to make filings with the Securities and Exchange Commission (the “SEC”) pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) due to their status as directors or executive officers of the Company (“Section 16 Persons”) and other Insiders who may be designated by the Company’s Legal Department, as described below in this Policy. Notwithstanding anything to the contrary in this Policy, the Company’s Board of Directors may determine to exempt certain entities that are affiliated with directors of the Company from compliance with the Policy upon written request to the Company together with a representation that such requesting entity has implemented policies and procedures designed to prevent insider trading with respect to the Company’s securities. 8.0 Prohibited Disclosure of Nonpublic Information 8.1 It is the Company’s policy to prohibit unauthorized disclosure of nonpublic information you acquire in the course of your relationship with the Company and to prohibit trading in the securities of the Company or any other company while in possession of material nonpublic information about the Company or such other company. The restrictions described below apply until any information you possess is publicly disclosed or is no longer material. For example, you must not:  purchase, sell or gift (except in the case described below under Exempted Transactions) any security of the Company while you possess material nonpublic information about the Company; Important Note: If you possess material non-public information about the Company, that is a bar to trading regardless of whether there is another reason for the trade such as a scheduled expense. There is no exception for personal financial need, regardless of the circumstances.  directly or indirectly communicate material nonpublic information to anyone outside the Company (including service providers to the Company) unless you follow Company policy regarding confidential information; or  directly or indirectly communicate material nonpublic information to anyone within the Company unless that person’s job or responsibilities require that they have such information.

9.0 Quarterly Blackout Periods All Section 16 Persons and all other persons designated from time to time by the General Counsel (together with their controlled entities and household members) (collectively, “Restricted Persons”) must not, without the approval of the General Counsel, transact in any security of the Company during any quarterly blackout period. 9.1 The quarterly blackout period:  begins after the close of Nasdaq trading on the 15th calendar day of the last month of each fiscal quarter (or if such calendar day is on a weekend or a trading holiday, the immediately prior trading day); and  ends after completion of the first full trading day after the earnings release; provided that the General Counsel may delay the end of the quarterly blackout period until the completion of the first full trading day after the filing of the SEC Form 10-K or Form 10-Q for that quarter and such delayed end to the quarterly blackout period will be communicated to all Restricted Persons no later than the date of the earnings release. 9.2 Additional Blackout Periods From time to time, an event may occur or be under consideration that could be considered material and in such cases the General Counsel may, in his or her sole judgment, determine that an additional blackout period is appropriate and designate individuals subject to such additional blackout. In such cases, the General Counsel may notify or direct notification of such designated persons that they are restricted from trading (and may do so without notifying them of the reason). Persons subject to an additional blackout period must neither trade any security of the Company nor disclose that an additional blackout period is in effect. Additionally, the General Counsel may also determine to institute any regular quarterly blackout earlier than the date described above and/or extend it beyond the end date described above under “Quarterly Blackout Periods” by notifying the impacted persons. 10.0 Pre-Clearance of Trades for Certain Persons The General Counsel will designate a list of Section 16 Persons and other persons who (with their controlled entities and household members) must pre-clear each transaction in (including option exercises, subject to the exemptions set forth in Section 12.1), or pledge of, any security of the Company, regardless of when such transaction is planned to occur, and will notify such persons that they are within this group. 10.1 If you are notified that you are within this group, to submit a pre-clearance request, you must:  email the General Counsel at least two business days in advance of the proposed transaction;  describe your proposed transaction, the proposed date or date range (which may be no more than five business days) of the transaction, and the amount of securities involved; and  certify that you do not possess material nonpublic information (and, if you are a Section 16 Person, that you have not engaged in an opposite-way transaction during the prior six months). 10.1.1.1 Pre-clearance approval:

11.0 Trading Plans  may be granted or withheld in the sole discretion of the General Counsel (or the Chief Financial Officer for trades by the General Counsel);  remains valid for up to five business days (if the transaction is not completed within the approved time period, you must re-submit the transaction for pre-clearance again as described above);  remains subject to your independent obligation to confirm that you do not possess material nonpublic information at the time of your trade (in other words, if you come into possession of material nonpublic information between the time of the pre-clearance decision and your intended trade, you may not trade);  will not constitute investment advice or legal advice that a proposed transaction complies with applicable law;  will not result in liability to the Company or any other person if delayed or withheld; and  is not required for transactions under a previously approved Rule 10b5-1 plan or a previously approved non-Rule 10b5-1 trading arrangement that is adopted and approved in accordance with the guidelines in Appendix A. 11.1 The blackout and pre-clearance restrictions do not apply to transactions under a trading plan that satisfies either:  the conditions of Rule 10b5-1; or  the elements of a non-Rule 10b5-1 trading arrangement as defined in Item 408(c) of Regulation S-K; and  the General Counsel has pre-approved. 11.2 A trading plan must be adopted and approved at a time when a blackout period is not in effect and when the person does not otherwise possess material nonpublic information. Other requirements, including certification requirements for certain individuals and timing requirements, are listed on Appendix A. You are encouraged to contact the General Counsel early if you are interested in implementing such a plan. Modifications to and terminations of a trading plan are addressed in Appendix A. 12.0 Exempted Transactions 12.1 The blackout restrictions and prohibitions on transacting while in possession of material nonpublic information do not apply to:  transactions directly with the Company (for example, the exercise of an option for cash);  gift transactions for family or estate planning purposes, only if securities are gifted to a controlled person or entity or family member subject to this Policy (as compared to gifts or charitable contributions to non-controlled organizations which are not exempt from the prohibitions of this Policy);  transactions relating to equity incentive awards without any open-market sale of securities (e.g., exercises of stock options with cash or through “withhold-to-cover”

or the “net settlement” of restricted stock units upon vesting), but transactions involving open-market sales to cover exercise price or taxes upon exercise of stock options or vesting of restricted stock units (such as “broker-assisted cashless exercises”) are not exempt from the prohibitions of this Policy;  “sell-to-cover” transactions pursuant to a policy or practice adopted by the Company that is intended to facilitate the payment of withholding taxes associated with vesting of equity awards (other than stock options);  transfers of Caris securities to another entity that does not change the beneficial ownership of such securities (for example, transferring shares from one brokerage account that only you control to another brokerage account that only you control);  purchases of Caris securities in a 401(k) plan resulting from periodic contributions of money to the plan pursuant to a payroll deduction election (but the Policy does apply to elections or changes to elections under a 401(k) plan to increase or decrease the allocation of contributions to a Caris stock fund, an election to transfer an existing account balance into or out of a Caris stock fund, or the taking out or repayment of a loan that would result in a change in ownership of Caris securities);  purchases of Caris securities as part of an employee stock purchase plan (ESPP) resulting from your contribution of money into the plan pursuant to an election made at the time of your enrollment in the plan;  sales of Caris securities in a registered underwritten public offering in accordance with applicable securities laws; or  transactions under a previously-adopted and approved Rule 10b5-1 plan or non- Rule 10b5-1 trading arrangement as defined in Item 408(c) of Regulation S-K (but the Policy and blackout periods do apply to the adoption of the plan or trading arrangement itself). 13.0 Prohibited Transactions 13.1 You may not engage in:  short sales (i.e., sales of shares that you do not own at the time of sale);  options trading, including puts, calls, or other derivative securities on an exchange, an over-the-counter market, or any other organized market;  extended ‘good-til-cancelled’ or similar orders;  hedging transactions, such as prepaid variable forward contracts, equity swaps, collars, exchange funds, or other transactions that hedge or offset any decrease in market value of the Company’s equity securities, because of the potential misalignment of interests associated with failing to carry the full risks and rewards of ownership; and  unless otherwise pre-approved by the Audit Committee of the Board, pledging Company securities as collateral for a loan where the loan amount exceeds of 20% of the aggregate value of outstanding Company common stock that you directly or indirectly own (as of the date of the pledge), purchasing Company securities on margin (i.e., borrowing money to purchase the securities), or placing Company securities in a margin account. Pledging Company common stock as collateral for a loan is permitted where the amount of the loan represents 20% or less of the aggregate value of outstanding Company common stock that you directly or indirectly own (as of the date of the pledge); provided that Section 16 Persons and other persons who are required to pre-clear transactions as described above under “Pre-Clearance of Trades for Certain Persons” must obtain the approval of the General Counsel in advance of any pledges. Additionally, Section 16 Persons may not purchase and sell Caris securities in the open market within six months without the approval of the General Counsel. 14.0 Post-Termination Transactions If you possess material nonpublic information when your service terminates, you may not trade until that information has become public or is no longer material. If your service terminates while you are subject to a blackout period, the Company expects that you will not trade until such blackout period ends. Pre-clearance requirements will no longer apply following the termination of service. 15.0 Policy Administration The General Counsel has authority to interpret, amend, and implement this Policy. Except as provided below, this authority includes interpreting or waiving the terms of the Policy, to the extent consistent with its general purpose and applicable securities laws. The Chief Financial Officer will administer the Policy as it applies to any trading activity by the General Counsel. 16.0 Violations Any violation of the terms or the spirit of this Policy may result in disciplinary action from the Company, up to an including termination or legal proceedings. 17.0 Certification of Compliance You may be asked periodically to certify your compliance with the terms and provisions of this Policy. 18.0 Contact Information for Questions To understand how defined terms within this policy (e.g. Securities, Sale, Material Information) apply to specific circumstances, or for any other questions about this Policy, you should ask the General Counsel (the “General Counsel”).

Appendix A Rule 10b5-1 Trading Plan Guidelines A. Overview Trading Plans are intended to provide directors, officers, and employees with an affirmative defense from insider trading liability. In order to be eligible for this defense, Insiders must enter into a trading plan that meets certain conditions specified in these Guidelines as well as applicable SEC rules, including Rule 10b5-1 (a “Trading Plan”). Adherence of a Trading Plan to the requirements of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, and none of the Company, the General Counsel, or the Company’s Board of Directors or other employees assumes any liability for any delay in reviewing and/or refusing to approve a Trading Plan submitted for approval, nor the legality or consequences relating to a person entering into, informing the Company of, or trading under, a Trading Plan. Neither the General Counsel nor the Company’s legal department provides any personal legal or financial advice. B. Entry into and Parameters of Trading Plans Time of Adoption: Subject to the pre-clearance requirements described below, an Insider may enter into a Trading Plan only in good faith and only when not in possession of material, non-public information, and only when not in a blackout period under the Company’s Insider Trading Compliance Policy. Pre-Clearance Requirement: Each Trading Plan must be submitted to the General Counsel at least five business days before the proposed execution of such Trading Plan and pre-approved in writing by the General Counsel. The General Counsel may impose such other conditions on the implementation and operation of the Trading Plan as he or she considers necessary or advisable in addition to the requirements under Rule 10b5-1. Any Trading Plan submitted for approval hereunder should explicitly acknowledge the Company’s right to prohibit transactions in the Company’s securities. Failure to discontinue purchases and sales as directed may constitute a violation of these Guidelines. Transactions effected under a Trading Plan that has been approved in accordance with these Guidelines will not require further pre-clearance at the time of the trade. Public Disclosures and Transaction Reporting: Any transaction made pursuant to a Trading Plan entered into by or relating to a Section 16 Person must be reported to the General Counsel promptly, and should be reported on the day of each trade, where practicable, to permit the Company’s filing coordinator to assist in the preparation and filing of a required Form 4. The Form 4 must indicate that the transaction was made pursuant to a Trading Plan. Trading Plans do not exempt individuals from complying with short-swing profit rules or liability. Trading Plans entered into by Section 16 Persons will be disclosed in SEC Forms 10-K or 10-Q, as applicable. In addition, the Company reserves the right to publicly disclose, announce, or respond to inquiries from the media regarding the adoption, modification, or termination of a Trading Plan, or the execution of transactions made under a Trading Plan. Cooling-Off Periods (Between Entry into Trading Plan and First Trade): Trades pursuant to a Trading Plan generally may occur at any time. However, under Rule 10b5-1, the Trading Plan must include a minimum “cooling-off period” between the establishment of a Trading Plan and commencement of any transactions thereunder.  For Section 16 Persons (as well as their family members and controlled entities) that the cooling- off period extends to the later of 90 days after adoption or modification of a Trading Plan or two business days after filing the Form 10-K or Form 10-Q covering the fiscal quarter in which the Trading Plan was adopted or modified, as applicable, up to a maximum of 120 days; and  For other Insiders, the cooling-off period is 30 days after adoption or modification of a Trading Plan.

Designated Broker: Any Covered Persons are encouraged to only adopt such plans with the broker of the Company and on the form of plan reviewed by the Company. Overlapping Plans and Single-Trade Plans: Individuals may not adopt more than one Trading Plan at a time except under the limited circumstances permitted by Rule 10b5-1 and subject to preapproval by the General Counsel. Individuals also may not adopt more than one “single-trade” Trading Plan (i.e. a Trading Plan designed to complete an open-market purchase or sale of securities as a single transaction) during any rolling 12-month period, subject to certain limited exceptions. No Hedging: Insiders may not enter into a corresponding or hedging transaction with respect to a Trading Plan transaction. Certifications: Section 16 Persons, their family members and controlled entities must certify, at the time of entry into the Trading Plan, that they are (i) not aware of material non-public information and (ii) adopting the Trading Plan in good faith and not as part of a plan or scheme to evade the requirements of applicable SEC rules. Non-Applicability to Shareholders: For clarity, the requirements of this Appendix A do not apply to any Trading Plan entered into by a private equity firm or other similar entity with which a director is affiliated. It is the responsibility of each such venture capital partnership or other entity, in consultation with its own counsel (as appropriate), to comply with applicable securities laws in connection with any Trading Plan. C. Terminations and Modifications to Trading Plans Terminations of Trading Plans are strongly discouraged, subject to review and pre-approval by the General Counsel and should occur only in unusual circumstances and only if the person terminating the plan is acting in good faith. You should consult with your own legal counsel before deciding to terminate a Trading Plan. In any event, you should not assume that compliance with the applicable cooling-off period following a plan termination will protect you from possible adverse legal consequences. Under certain circumstances, a Trading Plan must be terminated. This may include circumstances such as the announcement of a merger or the occurrence of an event that would cause the transaction either to violate the law or to have an adverse effect on the Company. The General Counsel or administrator of the Company’s stock plans is authorized to notify the broker in such circumstances, thereby insulating the insider in the event of termination. The Company reserves the right from time to time to suspend, discontinue, or otherwise prohibit any transaction in the Company’s securities, even pursuant to a previously approved Trading Plan, if the General Counsel, Chief Financial Officer, or the Board of Directors, in his, her, or its discretion, determines that such suspension, discontinuation, or other prohibition is in the best interests of the Company. Modifications to Trading Plans are also strongly discouraged and should occur only in unusual circumstances. An individual may modify a Trading Plan only when he or she is not in possession of material, non-public information, and not during a blackout period under the Company’s Insider Trading Compliance Policy. Modifications to a Trading Plan are subject to pre-approval in accordance with these Guidelines, and modifications of a Trading Plan that change the amount, price, or timing of the purchase or sale of the securities underlying a Trading Plan will trigger a new cooling-off period (as described above). * * * * *